UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2005
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode
Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On December 20, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of LIN TV Corp. (the “Company”) determined the amount of cash bonuses for 2005 performance and 2006 salary to be paid to the Company’s named executive officers other than the Chief Executive Officer. Bonuses were determined based upon the achievement of certain strategic objectives, Company performance targets identified at the beginning of the year and other subjective factors. The following table sets forth the 2005 salary paid, as well as the 2005 cash bonuses and 2006 salary to be paid, to the Company’s following named executive officers:

			Proposed
	2005	2005	2006
Executive Officer	Salary	Bonus	Salary

Vincent Sadusky	$386,000	$197,000	$398,000
Greg Schmidt	$388,000	$193,000	$400,000
Denise Parent	$222,789	$130,000	$230,000
John Viall	$223,000	$130,000	$230,000

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: December 23, 2005	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller